EXHIBIT 99.1

E-CENTIVES ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2003

Company Achieves Quarter-Over-Quarter and Sequential Revenue Growth; Significantly Narrows Net Loss and Adjusted EBITDA Loss

BETHESDA, MD; May 8, 2003 - E-centives, Inc. (SWX: ECEN), a leading provider of online direct marketing technologies and services for global marketers, today announced financial results for the first quarter of 2003 with these positive upward trends for the company:

BUSINESS HIGHLIGHTS

•                  Generated quarter-over-quarter (Q1 ’03 vs. Q1 ’02) and sequential (Q1 ’03 vs. Q4 ’02) incremental revenue increases of 21% and 24%, respectively.  The majority of this increase relates to the recognition of an entire quarter of revenue for the ConsumerREVIEW.com business unit, purchased by the company in December 2002.

•                  Decreased quarter-over-quarter (Q1 ’03 vs. Q1 ’02) net loss and adjusted EBITDA(1) loss by $3.7M and $2.7M, respectively, as a result of business restructuring and cost control initiatives, among other things, as referenced in the Company’s March 27, 2003 press release discussing its 2002 calendar year financial results.

(1)          Adjusted EBITDA represents net loss excluding interest expense, interest income, income taxes, depreciation and amortization, stock-based compensation, and restructuring and impairment charges.  Refer to the attached financial exhibits for the reconciliation between net loss and adjusted EBITDA.

•                  Implemented additional contract work with Reckitt Benckiser to add several new product brands to our existing portfolio of brand offerings, including Spray & Wash, Woolite, Veet (US) and 4 others in the UK and Germany.

•                  Signed a pilot program online coupon distribution agreement with a major US media company.

•                  Initiated several new contract negotiations for technology licensing and e-marketing services agreements with new consumer packaged goods (CPG) companies.

•                  The company’s ConsumerREVIEW.com business unit more than doubled its quarter-over-quarter (Q1 ’03 vs. Q1 ’02) revenues, generating a 106% incremental increase, as a result of continued e-commerce and advertisement successes.  (The Q1 ’02 revenues of ConsumerREVIEW.com were derived from information previously provided by ConsumerREVIEW.com, Inc., prior to the acquisition by E-centives in December 2002.)  The ConsumerREVIEW division has continued to build momentum as evidenced by new agreements with several leading industry players, including Overture Services, Inc.  Its network of sites currently average in excess of 30M page visits per month.  In addition, PCPhotoREVIEW.com, one of the unit’s user review sites, recently received a “Best Bet” award from PC World Magazine, one of the most sought after honors in software and technology.

•                  Terminated eleven associates during the first quarter of 2003 as a result of process enhancement initiatives and recorded related severance costs of $122K.  Estimated future quarterly cash savings from these actions will be approximately $300K.

Revenues for Q1 2003 were $1.6M compared to $1.3M in Q1 2002.  The company realized a net loss in Q1 2003 of $2.9M or $.08 per diluted share compared to a net loss of $6.5M or $.17 per diluted share in Q1 2002.  The company reported a Q1 2003 adjusted EBITDA loss of $1.9M compared to an adjusted EBITDA loss of $4.6M in Q1 2002.

Shares used to compute diluted net loss per common share are based on the weighted average number of common shares outstanding at the end of the referenced periods, which periods include 20M additional common shares associated with the company’s fourth quarter 2001 rights offering.

“We’re seeing continued progress on the revenue side of our business, and are pleased with our pipeline of prospective clients. But sales cycles continue to remain longer than we anticipated,” commented Kamran Amjadi, E-centives, Inc.’s Chairman and Chief Executive Officer.  “We maintain our focus on delivering best-in-class products and solutions to the market with strong patent protection on key elements of our technologies and with a clear focus on generating positive ROI for our customers.”

“We carry on our efforts to fine tune the company’s operating cost structure to ensure success with all of our business initiatives, and feel comfortable that we can scale the business with minimal incremental overhead increases,” added David Samuels, E-centives, Inc.’s Chief Financial Officer.

The Company will hold a live telephone conference call and audio Webcast at 6:00PM Zurich Time (12:00PM Eastern Time) today to review earnings results.  The Webcast can be accessed by visiting www.e-centives.com/corp/ir.html. As an alternative, participants can dial 1.630.395.0027 (International callers) or toll free 1.888.989.0721 (US callers) to hear the live audio portion of the presentation.  After dialing in, please wait for the conference coordinator and reference the password “E-centives.”  The telephone conference will be available for replay until May 16, 2003 by dialing 1-888-568-0052 (US callers) or 1-402-530-7759 (International callers).

About E-centives, Inc.

E-centives, Inc. is a leading provider of online direct marketing technologies and services that enable companies to acquire and retain customers and promote more profitable relationships with them.  Clients include global businesses from the consumer packaged goods, retail and media industries.  Headquartered in Bethesda, MD, just outside Washington, D.C., and with west coast offices in the San Francisco Bay Area, E-centives, Inc. is traded on the SWX Swiss Exchange under the symbol “ECEN”.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, E-centives cautions investors that any forward-looking statements or projections made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Specifically, E-centives forecasts of revenue growth, customer growth and EBITDA are forward looking in nature, and could differ materially from current expectations. E-centives’ future results may be impacted by factors such as technological changes, market acceptance of the company’s services, E-centives ability to grow its customer base, and competitive market pressures, among other things.  E-centives’ future results also may be impacted by other risk factors detailed from time to time in the company’s registration statements and Forms 10-K and 10-Q filed with the Securities and Exchange Commission. By making these forward-looking statements, E-centives undertakes no obligation or intention to update these statements after the date of this release.

# # #

Contact:

David Samuels (investor queries)

E-centives, Inc.

1.240.333.6254

dsamuels@e-centives.com

Norma R. Casabona (media queries)

DEF PR

1.212.779.7779

norma@defpr.com

E-CENTIVES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2003	December 31, 2002
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$1,293,111	$2,317,354
Accounts receivable, net of allowance for doubtful accounts of $49,667 and $75,108 at March 31, 2003 and December 31, 2002, respectively	552,578	2,973,129
Other receivables	51,699	140,169
Prepaid expenses	267,455	297,888
Restricted cash	179,780	635,049
Other	—	16,203
Total current assets	2,344,623	6,379,792
Property and equipment, net	1,754,343	2,281,155
Other intangible assets, net	2,882,551	3,185,213
Restricted cash	110,000	110,000
Deferred financing fee	720,000	720,000
Other assets	13,700	14,790
Total assets	$7,825,217	$12,690,950

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,516,629	$1,957,590
Accrued expenses	1,148,455	1,254,773
Accrued restructuring costs	68,801	717,079
Deferred revenue	223,647	1,095,613
Current portion of capital leases	260,369	224,914
Other liabilities	110,188	90,552
Total current liabilities	3,328,089	5,340,521
Capital leases, net of current portion	175,529	245,614
Total liabilities	3,503,618	5,586,135
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock (voting), $.01 par value, 9,600,000 shares of preferred stock authorized, 1,990,000 and 2,000,000 shares issued and outstanding at March 31, 2003 and December 31, 2002, repectively (liquidation preference).	19,900	20,000
Series B convertible preferred stock (voting), $.01 par value, 400,000 shares of preferred stock authorized, issued, and outstanding at March 31, 2003 and December 31, 2002 (liquidation preference).	4,000	4,000
Common stock, $.01 par value, 120,000,000 shares authorized 37,449,284 and 37,349,284 shares issued and outstanding at March 31, 2003 and December 31, 2002, respectively.	374,493	373,493
Additional paid-in capital	123,530,201	123,452,566
Accumulated other comprehensive gain	3,386	3,386
Accumulated deficit	(119,610,381)	(116,748,630)
Total stockholders’ equity	4,321,599	7,104,815
Total liabilities and stockholders’ equity	$7,825,217	$12,690,950

E-CENTIVES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended
	March 31, 2003	March 31, 2002	December 31, 2002
	(unaudited)	(unaudited)	(unaudited)

Revenue	$1,621,735	$1,343,138	$1,312,621
Operating expenses:
Cost of revenue	768,897	1,751,295	663,233
Product development, exclusive of stock-based compensation	812,113	1,366,823	770,013
General and administrative, exclusive of stock-based compensation	2,101,239	3,631,289	1,988,150
Sales and marketing, exclusive of stock-based compensation	720,171	1,126,256	726,946
Network partner fees	—	1,396	—
Restructuring & impairment charge			(18,326)
Stock-based compensation:
Product development	12,572	24,146	3,285
General and administrative	29,337	19,743	25,450
Sales and marketing	36,627	62,116	39,715
Loss from operations	(2,859,221)	(6,639,926)	(2,885,845)
Interest expense	(9,825)	(10,255)	(30,237)
Interest income	7,295	129,625	18,286
Loss before income taxes	(2,861,751)	(6,520,556)	(2,897,796)
Income taxes	—	(8,857)	53,063
Net loss applicable to common stockholders	$(2,861,751)	$(6,529,413)	$(2,844,733)

Basic and diluted net loss per common share	$(0.08)	$(0.17)	$(0.08)
Shares used to compute basic and diluted net loss per common share	37,378,173	37,732,013	37,349,284

Non-GAAP financial measurement:
adjusted EBITDA calculated as follows:	(1,908,436)	(4,596,494)	(2,057,558)
Net loss excluding:	(2,861,751)	(6,529,413)	(2,844,733)
interest expense and interest income	2,530	(119,370)	11,951
income tax	—	8,857	(53,063)
depreciation and amortization	872,249	1,937,427	778,163
stock-based compensation	78,536	106,005	68,450
restructuring and impairment charges	—	—	(18,326)

E-CENTIVES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
	2003	2002
	(unaudited)

Cash flows from operating activities:
Net loss	$(2,861,751)	$(6,529,413)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	872,249	1,937,427
Stock-based compensation	78,536	106,005
Provision for doubtful accounts	—	35,263
(Increase) decrease in:
Accounts receivable	2,420,551	1,341,588
Prepaid expenses and other assets	46,636	(107,963)
Other receivable	88,470	493,415
Increase (decrease) in:
Accounts payable	(440,962)	(102,456)
Deferred revenue	(871,966)	(460,170)
Accrued expenses and other liabilities	(711,170)	(840,243)
Net cash used in operating activities	(1,379,407)	(4,126,547)
Cash flows from investing activities:
Decrease in restricted cash	455,269	—
Acquisition of property and equipment	(8,316)	(54,528)
(Increase) decrease in security deposits	1,090	(934)
Purchase of intangible asset	(34,460)	—
Acquisition of BrightStreet.com	—	129,386
Net cash provided by investing activities	413,583	73,924
Cash flows from financing activities:
Payments on obligations under capital lease	(58,419)	(50,542)
Proceeds from notes receivable	—	(36,529)
Exercise of stock options	—	105
Net cash used in financing activities	(58,419)	(86,966)
Net decrease in cash and cash equivalents	(1,024,243)	(4,139,589)
Cash and cash equivalents, beginning of period	2,317,354	8,902,259
Cash and cash equivalents, end of period	$1,293,111	$4,762,670

Supplemental disclosure of cash flow information:
Cash paid for interest	$9,825	$10,255

Supplemental disclosure of non-cash investing and financing activities:
During January 2003, the Company entered into a capital lease for approximately $24,000 for telephone related equipment.